The  Board  of  Directors
Worldwide  Petromoly,  Inc.



We consent to the use of our report dated August 28, 1998, relating to the consolidated financial statements of Worldwide Petromoly, Inc. as of June 30, 1998, incorporated by reference in the Registration Statement on Form S-3.





     Jackson  &  Rhodes  P.C.


February  10,  1999
Dallas,  Texas

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